UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-14998	23-3011077
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA	15275
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 877-950-7473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 7, 2013, Atlas Pipeline Partners, L.P. (the “Partnership”) and Atlas Pipeline Finance Corporation (“Finance Co” and together with the Partnership, the “Issuers”), entered into a purchase agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., as representative of the initial purchasers named therein, for the private issuance under Rule 144A and Regulation S of the Securities Act of 1933, as amended, of $400 million of 4.75% Senior Notes due 2021 (the “Notes”). The Notes are unconditionally guaranteed by the Partnership’s existing restricted subsidiaries (other than Finance Co, Atlas Pipeline Mid-Continent WestOk, LLC, Atlas Pipeline Mid-Continent WestTex, LLC, Centrahoma Processing, LLC, T2 LaSalle Gathering Company LLC, T2 Eagle Ford Gathering Company LLC and T2 EF Cogeneration Holdings LLC) and any future subsidiary that guarantees the Partnership’s indebtedness or the indebtedness of any other subsidiary (the “Guarantors”).

The Purchase Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Purchase Agreement; these representations, warranties and covenants are not factual information to investors about the Issuers. The Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

On May 10, 2013, the Issuers completed the issuance and sale of the Notes and entered into an indenture, dated as of May 10, 2013, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”).

The Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers dated as of May 10, 2013. Under the Registration Rights Agreement, the Issuers and the Guarantors will cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their reasonable efforts to cause the exchange offer to be consummated not later than 360 days after the issuance of the Notes. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

This summary of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibits 4.1 and 10.1 respectively.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Purchase Agreement, dated May 7, 2013, among Atlas Pipeline Partners, L.P., Atlas Pipeline Finance Corporation and Citigroup Global Markets Inc., as representative of the several initial purchasers.

4.1	Indenture dated as of May 10, 2013, by and among the Issuers, the guarantors named therein and U.S. Bank National Association.

10.1	Registration Rights Agreement dated as of May 10, 2013, by and among the Issuers, the guarantors named therein, and Citigroup Global Markets Inc., for itself and on behalf of the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.
By: Atlas Pipeline Partners GP, LLC, its general partner

Date: May 13, 2013		/s/ Robert W. Karlovich, III
	Name:	Robert W. Karlovich, III
	Title:	Chief Financial Officer